UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 12, 2005
Date of Report (Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27406 (Commission File No.)	94-3173928 (IRS Employer Identification No.)

3160 Porter Drive, Palo Alto, California 94304
(Address of principal executive offices, including zip code)

(650) 843-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01. Entry into a Material Definitive Agreement

     On April 14, 2005 Connetics Corporation (the “Company”), issued a press release announcing that it has signed a Service Agreement with Ventiv Commercial Services Group (VCS), a division of Ventiv Health, Inc. Under the Service Agreement, Ventiv will provide sales support to the Company through fifty sales representatives, five sales managers and one project manager, all employees of Ventiv. Ventiv’s sales representatives and managers will be responsible for generating sales of the Company’s products, OLUX® (clobetasol propionate) Foam, 0.05%, Luxiq® (betamethasone valerate) Foam, 0.12%, and Evoclin™ (clindamycin) Foam, 1%, in certain territories to primary care physicians and pediatricians. In exchange for Ventiv's services under the Service Agreement, the Company will pay Ventiv a daily fee per Ventiv employee on the account, plus an incentive fee based on certain performance metrics and sales achievement. The Company is also obligated to pay Ventiv a fee if the Company hires or retains, on an individual or group basis, any of Ventiv’s sales representatives or managers. If the Company terminates the Service Agreement before the expiration of the term, it may also be required to pay Ventiv certain liquidated damages. Ventiv is scheduled to begin promoting the Products under the Service Agreement on April 18, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

     On April 15, 2005 the Company issued a press release announcing that it has named James A. Trah, Vice President, Marketing. Mr. Trah will be responsible for the leadership and management of all marketing personnel and activities for Connetics including marketing of current products, commercialization of products in development and marketing research and strategic guidance in business development and licensing activities. Additionally, the Company’s Board of Directors approved an inducement grant to Mr. Trah of a non-qualified stock option to purchase 50,000 shares of Connetics’ common stock. This option award was granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) and with the following material terms: (a) an exercise price of $25.67 which is equal to the fair market value of Connetics’ common stock on the grant date (April 13, 2005), (b) a term of 10 years, and (c) a vesting schedule providing that the option is exercisable as to 1/8th of the total grant on the six-month anniversary of Mr. Trah’s hire, and 1/48th of the total grant each month thereafter until the grant is fully vested. A copy of the press release announcing the Company’s hiring of Mr. Trah is furnished as Exhibit 99.2 to this report.

Item 7.01. Regulation FD Disclosure

     On April 14, 2005, the Company issued a press release which discussed its commercial and product development activities, including longer-term strategic initiatives and goals, and raised 2005 revenue guidance based on a three-product co-promotion agreement with Ventiv Commercial Services Group. A copy of the press release is furnished as Exhibit 99.3 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
No.	Description
99.1	Ventiv Press Release dated April 14, 2005
99.2	Vice President of Marketing Press Release dated April 15, 2005
99.3	Analyst and Investor Day Press Release dated April 14, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
	By:	/s/ Sanjiv S. Dhawan
Sanjiv S. Dhawan
Date: April 15, 2005		Vice President, Corporate Counsel

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Ventiv Press Release dated April 14, 2005
99.2	Vice President of Marketing Press Release dated April 15, 2005
99.3	Analyst and Investor Day Press Release dated April 14, 2005